SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: September 3, 2002
                        (Date of earliest event reported)


                           SANDATA TECHNOLOGIES, INC.

               (Exact Name of Registrant as specified in charter)



            Delaware         000-14401                11-2841799
         (State or other   (Commission             (I.R.S. Employer
         Jurisdiction of   File Number)            Identification
         Incorporation)                                Number)



          26 Harbor Park Drive, Port Washington, New York 11050
            (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, including area code (516) 484-4400









Item 5.  Other Events

     On September 3, 2002 Sandata Technologies, Inc. (the "Company") issued a press release announcing that the Company had accepted a proposal to engage in a going private transaction with an investor group led by Bert E. Brodsky, Chief Executive Officer of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.


Exhibits

99.      Press Release dated September 3, 2002.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 18, 2002


                                         By:_/s/Bert E. Brodsky
                                            Bert E. Brodsky, Chief
                                            Executive Officer

EXHIBITS


Exhibit
Number   Description of Exhibit

99                Press Release dated September 3, 2002

FOR IMMEDIATE RELEASE                               CONTACT:
                                                    Bert Brodsky
                                                    Chairman
                                                    Sandata Technologies, Inc.
                                                    (516) 484-4400, X200
                                                    bbrodsky@sandata.com


                Sandata Technologies Accepts Going Private Offer

     PORT WASHINGTON, N.Y. - September 3, 2002 - Sandata Technologies, Inc. (Nasdaq: SAND) (the "Company") today announced that it has accepted an offer from Sandata Acquisition Corp. ("SAC") to take the Company private. SAC, a corporation owned by three of the Company's directors and the adult children of one of those directors, will pay $1.91 per share in cash for all of the outstanding shares of the Company other than those held by SAC.

     SAC made a proposal in April 2002 to take the company private in a transaction in which the public stockholders would have received $1.50 per share in cash. That proposal expired shortly after it was made. The Company's Board of Directors appointed a special committee, consisting of directors Ronald Fish and Martin Bernard, to consider SAC's recent proposal as well as other alternatives. After considering the Company's alternatives and negotiating the improved $1.91 per share proposal, the special committee recommended the transaction. Based upon that recommendation, the Company's Board of Directors also approved the transaction. The special committee was advised by Breen Murray & Co., which provided a report on valuation of the Company and has been engaged to provide a fairness opinion on the transaction.

     There are approximately 2,480,000 shares of Common Stock of the Company outstanding, of which approximately 70% is owned by the principals of SAC. Over the six months prior to the offer by SAC in early August, the Company's stock had traded between $.031 and $1.01 per share. The stock closed on August 30th at $1.27 per share. The $1.91 offer represents a premium of 50% over that closing price, a 282% premium over the closing price the day before the announcement of the offer by SAC in early August, and a premium of between 516% and 89% above the six-month trading range.

     The proposed transaction would result in the acquisition of all of the outstanding shares of common stock of the Company (other than the shares owned by SAC). The closing of the proposed transaction is subject to, among other things, (i) approval of the proposed transaction by the affirmative vote of the majority of the outstanding shares of Common Stock; (ii) ) receipt of a fairness opinion by the Committee; (iii) receipt of any regulatory approvals and third party consents; and (iv) the negotiation and execution of a definitive agreement regarding the proposed transaction.

     The  proposed   transaction  may  only  be  completed  in  accordance  with applicable state and federal laws including the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

     This press release shall not constitute an offer or a solicitation of an offer to buy or sell any securities of the Company or a solicitation regarding the proposed transaction.

     It is expected that the Company will file, among other things, a Proxy Statement with the SEC in connection with the proposed transaction and will mail the Proxy Statement to stockholders of the Company. Stockholders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about the Company, the proposed transaction and related matters. Stockholders will also be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov.

     In addition to the Proxy Statement, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, and other information filed by the Company at the SEC public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. The Company's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

     The Company is a leading provider of advanced Information Technology (IT) solutions for payroll and billing, electronic time and attendance services and IT support services.

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "will", "believes", "anticipates", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to those discussed above in this press release, as well as risks relating to developments in and regulation of the health-care industry, new technology developments, competitive bidding, risks and uncertainties associated with the Internet and Internet-related products, and other factors, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10K-SB for the most recently completed fiscal year and other Securities and Exchange Commission filings. # # #